SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2003

METROPOLITAN HEALTH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-5884-A	65-0635748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Australian Avenue South, Suite 400, West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code       (561) 805-8500

(Former name or former address, if changed since last report)

{CJG/206606.0060/N0444878_1}

ITEM 5.

OTHER EVENTS.

On October 29, 2003, Metropolitan Health Networks, Inc. (“Metcare”) announced that Fred Sternberg, Chairman of the Board of Directors and former Chief Executive Officer of the Company, has stepped down as Chairman effective immediately and plans to resign from the Board by year-end 2003. Sternberg had previously stepped down as CEO in March 2003.  In addition, the Company and Sternberg reached agreement with respect to the terms and conditions of the settlement of Mr. Sternberg’s employment agreement, which ran through December 2004.   In a continuing effort to support the Company, Sternberg accepted a total settlement that is substantially less than what was due under the remainder of Sternberg’s contract.  The agreement provides that Sternberg will receive consideration including $180,000 payable over the twelve months ending June 30, 2004, certain insurance benefits and options to purchase 300,000 shares of the Company’s common stock at $0.46, the market price at the date of issuance.

ITEM 7.

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)

Exhibits

a.1

Metcare Press Release dated October 29, 2003

{CJG/206606.0060/N0444878_1}

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Metropolitan Health Networks, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.

By:

Name:

Title:

Dated:  October 30, 2003

Exhibit 99.1

Sternberg to Resign from Metcare Board

West Palm Beach, FL, October 29, 2003—Metropolitan Health Networks, Inc. (Metcare) (OTC BB: MDPA) and Fred Sternberg, Chairman of the Board of Directors and former Chief Executive Officer of the Company, today announced that Sternberg has stepped down as Chairman effective immediately and plans to resign from the Board by year-end 2003. Sternberg had previously stepped down as CEO in March 2003.  In addition, the Company and Sternberg reached agreement with respect to the terms and conditions of the settlement of Mr. Sternberg’s employment agreement, which ran through December 2004.   In a continuing effort to support the Company, Sternberg accepted a total settlement that is substantially less than what was due under the remainder of Sternberg’s contract.  The agreement provides that Sternberg will receive consideration including  $180,000 payable over the twelve months ending June 30, 2004, certain insurance benefits and options to purchase 300,000 of the Company’s common stock at $0.46, the current market price at date of grant.

About Metropolitan Health Networks, Inc.

METCARE is a growing healthcare organization in Florida.  The Company currently manages healthcare services for patients in South and Central Florida and is part of a network of physicians serving more than a million people from Miami to Daytona Beach on Florida’s East Coast.

To learn more about Metropolitan Health Networks, Inc., please visit its website at www.metcare.com

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to uncertainties and risks in part detailed in the company’s Securities and Exchange Commission 10-K, 10-Q, S-8 and 8-K filings, that may cause actual results to materially differ from projections.  Although Metropolitan Health Networks, Inc. believes its expectations are reasonable assumptions within the bounds of its knowledge of its businesses and operations; there can be no assurance that actual results will not differ materially from their expectations.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the company’s ability to continue as a going concern; volatility of the company’s stock and price; the ability to raise funds for working capital and acquisitions; access to borrowed or equity capital on favorable terms.  In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this report will, in fact, occur.

Contact:

Metropolitan Health Networks, Inc.

Michael M. Earley, President and CEO

David S. Gartner, CFO

(561) 805-8500